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                                                                     EXHIBIT 5.1




                [Cleary, Gottlieb, Steen & Hamilton Letterhead]







Writer's Direct Dial:  (212) 225-2632




                                                                November 4, 2002

Instinet Group Incorporated
3 Times Square
New York, New York 10036

                  Re:   Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to Instinet Group Incorporated, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (No. 333-100670) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the
Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale by Ameritrade Holding Corporation (the "Seller") of up to 1,651,238 shares (the "Securities") of the Company's common stock, par value $.01 per share, to be issued pursuant to two Hedge Option Agreements, each dated as of April 10, 2001 (together, the "Hedge Option Agreements"), between Datek Online Holdings Corp., which was acquired by the Seller on September 9, 2002 ("Datek"), and Island Holding Corporation (as successor to The Island ECN, Inc., and with which the Company merged on September 20, 2002), and the Ameritrade Option Exercise Agreement, dated as of October 18, 2002 (the "Option Exercise Agreement"), among the Company, Datek and the Seller, and up to 1,651,238 associated stock purchase rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of May 15, 2001, between the Company and the Rights Agent named therein, as amended by

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Instinet Group Incorporated, p. 2


Amendment No. 1 to the Rights Agreement, dated as of September 3, 2002 (as so amended, the "Rights Agreement").

     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1. The Securities have been duly authorized by all necessary corporate action of the Company, and, upon issuance thereof upon exercise of the Seller's option under the Hedge Option Agreements and the Option Exercise Agreement and payment of the exercise price of $0.91 per share as provided therein, will be validly issued, fully paid and non-assessable.

     2. The execution and delivery of the Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Rights Agreement has been duly executed and delivered and is a valid, binding and enforceable agreement of the Company.

     3. The Rights have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of the Securities in accordance with the Hedge Option Agreements and the Option Exercise Agreement and payment of the exercise price of $0.91 per share as provided therein, and the issuance of the Rights in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that Law).
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Instinet Group Incorporated, p. 3

     We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplement related thereto under the heading "Legal Matters" as counsel to the Company who have passed on the validity of the Securities and the Rights being registered by the Registration Statement and as having prepared this opinion, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission issued thereunder.



                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON




                                            By /s/ David Lopez
                                               --------------------------
                                                   David Lopez, a Partner